                                                                       EXHIBIT 1

                                                                          PWRW&G
                                                                           DRAFT
                                                                         9/19/96





                              __________ Shares

                           LCC INTERNATIONAL, INC.

                            Class A Common Stock

                           UNDERWRITING AGREEMENT





                                                              September __, 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
OPPENHEIMER & CO., INC.
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
            Securities Corporation
          140 Broadway
          New York, New York  10005

Dear Sirs:

                 LCC International, Inc., a Delaware corporation (the "Company"), and the stockholder of the Company named in Schedule II hereto (the "Selling Stockholder"), severally propose to sell an aggregate of ___________ shares of Class A Common Stock, par value $.01 per share of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Firm Shares consist of _________ shares to be issued and sold by the Company and ___________ outstanding shares to be sold by the Selling Stockholder. The Company also proposes to issue and sell to the several Underwriters, and the Selling Stockholder





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also proposes to sell to the several Underwriters, not more than _______ and
________ additional shares of Class A Common Stock, par value $.01 per share, of the Company (the "Additional Shares"), respectively, if requested by the
Underwriters as provided in Section 2 hereof.   The Firm Shares and the
Additional Shares are herein collectively called the Shares.   The shares of
Class A Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock. The Company and the Selling Stockholder are hereinafter collectively called the Sellers.

                 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including
a prospectus relating to the Shares, which may be amended.   The registration
statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the Prospectus.

                 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell ______________ Firm Shares, (ii) the Selling Stockholder agrees to sell the number of Firm Shares set forth opposite the Selling Stockholder's name in Schedule II hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per share of $______ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell up to ______ Additional Shares, (ii) the Selling Stockholder agrees to sell such number of Additional Shares as is set forth opposite its name on Schedule II under the heading "Number of Additional Shares Being Sold" and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate _______ Additional Shares from the Sellers at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the
offering of the Firm Shares.   The Underwriters may exercise their right to
purchase Additional





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Shares in whole or in part from time to time by giving written notice thereof to the Company and the Selling Stockholder within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two
business days after such notice has been given.   If any Additional Shares are
to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company and the Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I bears to the total number of Firm Shares.

                 The Sellers hereby agree, severally and not jointly, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and
(ii) each stockholder listed on Annex I hereto, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin &
Jenrette Securities Corporation.   Notwithstanding the foregoing, during such
period (i) the Company may grant stock options pursuant to the Company's existing stock option plans (and may issue shares of Common Stock upon the exercise thereof, which shares will be subject to the restrictions contained in the foregoing sentence), (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) shares of Common Stock may be transferred to affiliates of the transferor and may be transferred by gift to any person, provided that the transferee delivers an agreement containing the restrictions specified in the foregoing sentence.

                 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.





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                 4.       Delivery and Payment.  Delivery to the Underwriters
of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Closing Date") following the date of the initial public offering, at the offices of counsel to the Underwriters, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New
York 10019-6064.   The Closing Date and the location of delivery of and the
form of payment for the Firm Shares may be varied by agreement between you and the Sellers.

                 Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you, the Company and the Selling Stockholder.

                 Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the order of the applicable Sellers.

                 5. Agreements of the Company. The Company agrees with you:

                          5.1  To use its best efforts to cause the
Registration Statement to become effective at the earliest possible time.

                          5.2  To advise you promptly and, if requested by you,
to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective,
(ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the





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happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration
Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                          5.3  To furnish to you, without charge, two signed
copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                          5.4  Not to file any amendment or supplement to the
Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

                          5.5  Promptly after the Registration Statement
becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                          5.6  If during the period specified in Section 5.5
any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers, may reasonably request.





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                                                                               6



                          5.7  Prior to any public offering of the Shares, to
cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

                          5.8  To mail and make generally available to its
stockholders as soon as is required by the rules of the Commission an earnings statement covering a period of at least 12 months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                          5.9 To furnish to the record holders of its Common
Stock such financial and other reports of the Company and its subsidiaries as is required to be so furnished by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder.

                          5.10  During the period referred to in Section 5.9,
to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                          5.11  To pay all costs, expenses, fees and taxes
(other than taxes based on the income of any person other than the Company and its subsidiaries) incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5.5, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in Section 5.5, (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Shares on the Nasdaq National Market, (vii)





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furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Sellers of their other obligations under this Agreement.

                          5.12  To use its best efforts to maintain the
inclusion of the Common Stock in the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

                          5.13  To use its best efforts to do and perform all
things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                          6.1  (i)  Each part of the Registration Statement, as
amended or supplemented, if applicable, when such part becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 6.1 do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

                          6.2  Each preliminary prospectus filed as part of the
registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          6.3  The Company and each of its "Significant
Subsidiaries" (as such term is defined in Rule 405 under the Act) has been duly incorporated or duly organized, as the case may be, is validly existing as a corporation or limited liability





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                                                                               8



company, as the case may be, in good standing under the laws of its jurisdiction of incorporation and has the corporate or limited liability company power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or foreign limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole. All of the Company's Significant Subsidiaries are as listed in Exhibit 21 to the Registration Statement.

                          6.4  All of the outstanding shares of capital stock
of, or other ownership interests in, each of the Company's Significant Subsidiaries listed in Exhibit 21 to the Registration Statement as being owned by the Company have been duly authorized and validly issued and (in the case of Significant Subsidiaries that are corporations) are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except
(i) as disclosed in the Prospectus and (ii) for transfer restrictions under federal and state securities laws.

                          6.5  All the outstanding shares of capital stock of
the Company, and those to be issued pursuant to the Merger (as such term is defined in the Prospectus) have been, or will be in the case of the Shares to be issued pursuant to the Merger, duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                          6.6  The authorized capital stock of the Company,
including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

                          6.7  Neither the Company nor any of its Significant
Subsidiaries is in violation of its respective charter, by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound and which is material to the conduct of the business of the Company and its Significant Subsidiaries taken as a whole.





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                          6.8  The Company has full power and all legal right
and authority to enter into this Agreement and each of the Company and the Limited Liability Company (as such terms are defined in the Prospectus) has full power and all legal right and authority to consummate the Merger, the MCI Note Assumption and the MCI Conversion (as such term is defined in the Prospectus). The Company has full power and all legal right and authority to issue, sell, assign, transfer and deliver the Shares to be sold by it in the manner provided herein. This Agreement has been duly authorized, executed and delivered by the Company and is a valid, binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnify and contribution hereunder may be limited by applicable law. The (i) execution, delivery and performance of this Agreement, (ii) compliance by the Company with all the provisions hereof, (iii) consummation of the transactions contemplated hereby and (iv) consummation by the Company and the Limited Liability Company of the Merger, the MCI Note Assumption and the MCI Conversion, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational documents of the Company, any of its Significant Subsidiaries or the Limited Liability Company or any agreement, indenture or other instrument to which the Company, any of its Significant Subsidiaries or the Limited Liability Company is a party or by which the Company, any of its Significant Subsidiaries or the Limited Liability Company or their respective property is bound (except for such conflicts or breaches which could not have a material adverse affect on the business, prospects, financial condition or results of operation of the Company and its Significant Subsidiaries, taken as a whole), or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Significant Subsidiaries or the Limited Liability Company or their respective property.

                          6.9  Except as otherwise set forth in the Prospectus,
there are no material legal or governmental proceedings pending to which the Company, any of its Significant Subsidiaries or the Limited Liability Company is a party or of which any of their respective property is the subject, and, to the Company's knowledge, no such proceedings are threatened or contemplated.
No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                          6.10  Neither the Company, any of its Significant
Subsidiaries nor the Limited Liability Company has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any





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provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could not reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Significant Subsidiaries, taken as a whole.

                          6.11  The Company and each of its Significant
Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its Significant Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its Significant Subsidiaries.

                          6.12  Except as otherwise set forth in the Prospectus
or such as are not material to the business, prospects, financial condition or results of operation of the Company and its Significant Subsidiaries, taken as a whole, the Company and each of its Significant Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its Significant Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Significant Subsidiaries taken as a whole, and the Company and its Significant Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Significant Subsidiary.

                          6.13  The Company and each of its Significant
Subsidiaries maintains reasonably adequate insurance with respect to events customarily insured against by companies similar to the Company that are in the Company's industry.

                          6.14  KPMG Peat Marwick are independent public
accountants with respect to the Limited Liability Company and the Company as required by the Act.

                          6.15  The financial statements, together with related
schedules and notes forming part of the Registration Statement and the Prospectus (and any





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                                                                              11



amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations, capital and cash flows of the Limited Liability Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Limited Liability Company.

                          6.16  The Company is not an "investment company" or a
company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          6.17  Except as disclosed in the Prospectus, no
holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

                          6.18  The Company has complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                          6.19  There are no outstanding subscriptions, rights,
warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its Significant Subsidiaries, except as otherwise disclosed in the Registration Statement.

                          6.20  Except as disclosed in the Prospectus, there
are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                          6.21  There is (i) no significant unfair labor
practice complaint pending against the Company, any of its Significant Subsidiaries or the Limited Liability Company or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, any of its Significant Subsidiaries or the Limited Liability Company or, to the knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, any of its Significant Subsidiaries or the Limited Liability Company or, to the knowledge of the

Company, threatened against it, any of its Significant Subsidiaries or the Limited Liability Company except for such actions specified in clause (i) or
(ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole.

                          6.22  The Company and each of its Significant
Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          6.23  All material tax returns required to be filed
by the Company, each of its Significant Subsidiaries and the Limited Liability Company in any jurisdiction have been filed, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company, any of its Significant Subsidiaries or the Limited Liability Company have been paid, other than tax returns and taxes (i) being contested in good faith and for which adequate reserves have been provided or (ii) which are not being contested and for which adequate reserves have been provided.

                          6.24  The Company has filed a registration statement
pursuant to Section 12(g) of the Exchange Act to register the Common Stock, has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance.

                          6.25  The Merger will become effective on or before
______ , 1996, in accordance with the laws of Delaware. The Merger will constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and will not result in the recognition of any material liability under the Code or otherwise for taxes for the Company or any of its subsidiaries.

                 7. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

                          7.1  The Selling Stockholder is the lawful owner of
the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and marketable title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                          7.2  Upon delivery of and payment for such Shares
pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                          7.3  The Selling Stockholder has, and on the Closing
Date will have, full corporate power and all legal right and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.


                          7.4  The Selling Stockholder has not taken, and will
not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                          7.5  The execution, delivery and performance of this
Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and the consummation by the Selling Stockholder of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws of the Selling Stockholder, or any agreement, indenture or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or property of the Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Stockholder or property of the Selling Stockholder.

                          7.6  Such parts of the Registration Statement which
specifically relate to the Selling Stockholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

                          7.7  At any time during the period described in
Section 5.5 hereof, if there is any change in the information referred to in
Section 7.6 above, the Selling Stockholder will immediately notify you of such change.

                 8.       Indemnification.

                          8.1  The Company agrees to indemnify and hold
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or judgment as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you, or by the Selling Stockholder under the caption "Principal and Selling Stockholders", in either case expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                          8.2  The Selling Stockholder agrees to indemnify and
hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in those sections, or portions of sections, of the prospectus describing the Selling Stockholder, Telcom Ventures, the Founder Corporation or TC Group (as each such term is defined in the Prospectus) and/or the business relationships of the Selling Stockholder, Telcom Ventures, the Founder Corporation and/or TC Group with the Company and its subsidiaries, all as identified in Exhibit A hereto, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or judgment as such expenses are incurred; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Shares, or by any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to the provisions of this paragraph and with respect to Section 7.6 hereof shall be limited to an amount equal to the aggregate purchase price received by the Selling Stockholder from the sale of the Selling Stockholder's Shares hereunder.

                          8.3  In case any action shall be brought against any
Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and/or the Selling Stockholder, as the case may be, such Underwriter shall promptly notify the Company and/or the Selling Stockholder, as the case may be, in writing and the Company and/or the Selling Stockholder, as the case may be, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company and/or the Selling Stockholder, as the case may be, (ii) the Company and/or the Selling Stockholder, as the case may be, shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Selling Stockholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholder, as the case may be (in which case the Company and/or the Selling Stockholder, as the case may be, shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and/or the Selling Stockholder, as the case may be, shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The applicable Seller shall not be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or, if both Sellers are liable with respect thereto, in the amount of which the respective Sellers are liable pursuant to Section 8.1 or 8.2. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 90 days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                          8.4  Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and each person, if any, controlling the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or the Selling Stockholder or any person controlling the Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Sellers (except that if any Seller shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholder and any person controlling the Selling Stockholder shall have the rights and duties given to the Underwriter, by
Section 8.3 hereof.


                          8.5  If the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8.5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the Selling Stockholder shall not be required to contribute any amount in excess of the aggregate purchase price received by the Selling Stockholder from the sale of the Selling Stockholder's Shares hereunder (and in the event there is a loss, claim, damage, liability or judgment to which the Selling Stockholder would otherwise be required to contribute such excess amount, the Company shall contribute such excess
amount).   No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8.5 are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                          8.6  Each Seller will accept the jurisdiction of any
state or federal court in the State of New York in any action, suit or proceeding which may be instituted by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 13 hereof.

                 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                          9.1  All the representations and warranties of the
Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                          9.2  The Registration Statement shall have become
effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                          9.3  (i)  Since the date of the latest balance sheet
included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company or any of its Significant Subsidiaries, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or any of its Significant Subsidiaries from that set forth in the Registration Statement and Prospectus,
(iii) the Company and its Significant Subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its Significant Subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus (including in the financial statements included therein) and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Piyush Sodha and Richard Hozik in their capacities as the President and Senior Vice President, Treasurer and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Section 9.1, Section 9.2 and Section 9.3.

                          9.4  All the representations and warranties of the
Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Stockholder.

                          9.5  You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of (i) Hogan & Hartson L.L.P., counsel for the Company and the Selling Stockholder, to the effect set forth in Exhibit B-1 hereto and (ii) Peter A. Deliso, Vice President, Corporate Affairs and Assistant Secretary of the Company, to the effect set forth in Exhibit B-2 hereto.

                          9.6  You shall have received on the Closing Date an
opinion, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Underwriters, as to the matters referred to in clauses (g),
(h), (j), (k) (but only with respect to the statements under the caption "Underwriting") and (o) of Exhibit B-1 and the penultimate paragraph of Exhibit B-1. In giving such opinion with respect to the matters covered by the penultimate paragraph of Exhibit B-1, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                          9.7  You shall have received a letter on and as of
the Closing Date, in form and substance satisfactory to you, from KPMG Peat Marwick, LLP independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by KPMG Peat Marwick, on the date of this Agreement.

                          9.8  The Company and the Selling Stockholder shall
not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                 10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

                 This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its Significant Subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Significant Subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                 If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                 11. Agreements of the Selling Stockholder. The Selling Stockholder agrees with you and the Company:

                          11.1  To  pay or to cause to be paid all transfer
taxes with respect to the Shares to be sold by the Selling Stockholder; and

                          11.2  To take all reasonable actions in cooperation
with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, do and perform all things to be done and performed by the Selling Stockholder under this Agreement prior to the Closing Date and satisfy all conditions precedent to the delivery of the Shares to be sold by it pursuant to this Agreement.

                 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to LCC International, Inc., 2300 Clarendon Boulevard, Suite 800, Arlington, Virginia 22201, (b) if to the Selling Stockholder, to RF Investors, L.L.C. c/o 2300 Clarendon Boulevard, Arlington, Virginia 22201 and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                 The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholder, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers,
(ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                 If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                 This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the several Underwriters.

                                           Very truly yours,

                                           LCC INTERNATIONAL, INC.


                                           By
                                             ----------------------------
                                             Title:


                                           RF INVESTORS, L.L.C.



                                           By
                                             ----------------------------
                                              Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
OPPENHEIMER & CO., INC.
Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION


   By
     --------------------------

                                   SCHEDULE I





                                             Number of Firm Shares
   Underwriters                                  to be Purchased
   ------------                              ---------------------
Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.





                                              --------------------

                                  Total

                                  SCHEDULE II




                              Selling Stockholder




                                Number of Firm              Number of Additional
 Name                          Shares Being Sold             Shares being Sold
 ----                          -----------------           ---------------------
 RF Investors, L.L.C.




                                    ANNEX I




                         Required Stockholder Lock-ups


                          RF Investors, L.L.C.
                          Cherrywood Holdings, Inc.
                          TC Group, L.L.C.
                          Dr. Rajendra Singh
                          Neera Singh
                          Mark D. Ein
                          Arno A. Penzias
                          Piyush Sodha
                          J. Michael Bonin
                          Kathryn M. Condello
                          Peter A. Deliso
                          Richard Hozik
                          Frank F. Navarrete
                          Donald R. Rose
                          Gerald L. Vincent
                          Lou Olsen
                          Frank Aghilli

                                 EXHIBIT A TO
                            UNDERWRITING AGREEMENT

THE OFFERING -- VOTING RIGHTS: Discussions regarding RF Investors and the Founder Corporation ownership of Class B Common Stock.

RISK FACTORS -- CONTROL OF THE COMPANY BY RF INVESTORS:  Whole Section.

RISK FACTORS -- RELATIONSHIP WITH TELCOM VENTURES; POTENTIAL CONFLICTS OF
INTEREST:  Whole Section.

RISK FACTORS -- NEGATIVE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE:
Paragraphs 2 and 3 -- Discussions regarding RF Investors, the Founder Corporation and TC Group regarding Rule 144, lock-up agreements; Paragraph 3 -- RF Investors registration rights.

THE COMPANY -- Paragraph 1.

THE MERGER -- Paragraphs 2 and 3.

THE MCI NOTES, MCI NOTE ASSUMPTION, MCI CONVERSION --
Paragraph 1 discussion of Telcom Ventures Note Purchase Agreement made in June, 1994 to MCI.
Paragraph 2: Discussions regarding terms of Telcom Ventures Note.

USE OF PROCEEDS --
Paragraph 1: Discussions regarding Telcom Ventures with regard to their advance of $3.5 million to assist them in paying certain taxes due in connection with the MCI Note Assumption; Paragraph 3.

DILUTION -- Footnote (1),  first two sentences.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY, CAPITAL RESOURCES AND OTHER FINANCIAL DATA -- CAPITAL RAISED TO DATE: Discussions regarding Telcom Ventures, the Founder Corporation, TC Group and Carlyle Investors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY, CAPITAL RESOURCES AND OTHER FINANCIAL DATA -- EXISTING
INDEBTEDNESS: Discussions regarding Telcom Ventures Note Purchase Agreement with MCI and the terms of these notes.

MANAGEMENT -- DIRECTORS AND EXECUTIVE OFFICERS:
Paragraph 3: Discussions regarding the Founder Corporation in a historical context in relation to the Company;
Paragraph for Dr. Rajendra Singh:  Discussions regarding Telcom Ventures,
RF Investors and the Founder Corporation and his relationship with each entity; Paragraph for Neera Singh: Discussions regarding Telcom Ventures and the Founder Corporation and her relationship with each entity;
Paragraph for Mark D. Ein: Discussions regarding Carlyle Investors, Telcom Ventures and RF Investors and his relationship with each entity;

Paragraph for Frank F. Navarrete: Discussions regarding Telcom Ventures and his relationship with that entity.

CERTAIN TRANSACTIONS -- THE MERGER, Paragraphs 2 and 3.

CERTAIN TRANSACTIONS -- CORPORATE OPPORTUNITY: Discussions regarding Telcom Ventures, RF Investors, the Founder Corporation, the Telcom Ventures Group and Carlyle Investors with relation to the Intercompany Agreement and the Formation Agreement.

CERTAIN TRANSACTIONS -- ADVANCES TO AND FROM TELCOM VENTURES AND RELATED
PARTIES: Discussion regarding advances, loans and capital contributions with regard to Telcom Ventures, the Founder Corporation, Carlyle Investors and TC Group.

CERTAIN TRANSACTIONS -- REGISTRATION RIGHTS, Paragraph 1: Discussions regarding registration rights agreements to be granted to RF Investors.

CERTAIN TRANSACTIONS -- PROVISION OF SERVICES AND PRODUCTS TO TELCOM VENTURES AND PARTIES RELATED THERETO: Paragraph 1 and Paragraph 2.

PRINCIPAL AND SELLING STOCKHOLDERS --
Table: Information regarding RF Investors, the Founder Corporation, Rajendra Singh, Neera Singh and Mark Ein in table and footnotes 3, 4 and 8.

DESCRIPTION OF CAPITAL STOCK -- COMMON STOCK.

DESCRIPTION OF CAPITAL STOCK -- CERTAIN RELATIONSHIPS BETWEEN THE FOUNDER CORPORATION AND CARLYLE INVESTORS AFFECTING THE COMPANY.

SHARES ELIGIBLE FOR FUTURE SALE -- Paragraphs 3 and 4: Discussions regarding RF Investors, the Founder Corporation and TC Group, lock-up agreements, registration rights.

LCC, L.L.C. AND SUBSIDIARIES -- NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Footnote (2): Paragraphs 2, 3, and 4;
Footnote (5);
Footnote (8): Discussion regarding Telemate S.A.;
Footnote (11): Paragraph 2.

                               EXHIBIT B-1 TO
                           UNDERWRITING AGREEMENT



                               September __, 1996



Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
as Representatives of the several Underwriters
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:


                 This firm has acted as special counsel to LCC International, Inc., a Delaware corporation (the "Company") and RF Investors, L.L.C., a Delaware limited liability company (the "Selling Stockholder"), in connection with the initial public offering of 5,000,000 shares of Class A common stock, par value $.01 per share (the "Shares") of the Company, pursuant to the terms of the Underwriting Agreement dated September __, 1996 between the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated and Oppenheimer & Co., Inc., as Representatives of the several Underwriters named in Schedule I thereto (the "Underwriters"), and the Selling Stockholder (the "Agreement"), and an additional 750,000 shares of common stock, par value $.01 per share (the "Additional Shares") issuable pursuant to an Underwriters' over-allotment option granted under the Agreement. This opinion letter is furnished to you pursuant to the requirements set forth in
Section 9.5 of the Agreement in connection with the Closing thereunder on the date hereof. The capitalized terms used herein, which are defined in the Agreement, shall have the meanings set forth in the Agreement, unless otherwise defined herein.

                 For purposes of the opinions expressed in this letter, which are set forth in paragraphs (a) through (w) below (the "Opinions"), we have examined copies of the following documents:

                 1.       Executed copy of the Agreement.

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 2


                 2. The Registration Statement on Form S-1, as amended by Amendment Nos. 1 and 2 thereto (File No. 333-6067), and all documents filed as exhibits thereto.

                 3. The final Prospectus dated September __, 1996, as filed pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                 4. Memorandum to the file regarding telephonic confirmation from the staff of the Securities and Exchange Commission (the "Commission") of the effectiveness of the Registration Statement.

                 5. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on September __, 1996 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Certificate of Incorporation").

                 6. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

                 7. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated September __, 1996 and memorandum to the file regarding telephonic confirmation of good standing of the Company in the State of Delaware as of September __, 1996 [the day preceding the date of the opinion].

                 8. Certificates issued by the Secretaries of State or other specified State authorities of certain States certifying as to the good standing, due authorization and/or qualification to transact business of the Company, in the States and dated as of the dates set forth in Schedule 1 attached hereto.

                 9. Certain resolutions of the Board of Directors of the Company adopted at meetings held on June 11, 1996, July 23, 1996,

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 3


                          August 26, 1996, September __, 1996 and September __, 1996, all as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to authorization of the Agreement, issuance of the Firm Shares, authorization of the Merger and the Merger Agreement (as defined below), and arrangements in connection therewith.

                 10. Board resolutions relating to prior stock issuances and the stock record books and stock ledger of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect on the date hereof.

                 11. A copy of the specimen certificate for the Shares to be issued pursuant to the Agreement.

                 12. The Certificate of Formation of the Limited Liability Company as certified by the Secretary of State of the State of Delaware on September __, 1996 and as certified by the Secretary of the Limited Liability Company, on the date hereof as being complete, accurate and in effect.

                 13. The Limited Liability Company Agreement of the Limited Liability Company dated January 4, 1994, as amended, as certified by the Secretary of the Limited Liability Company on the date hereof as being complete, accurate and in effect (the "Limited Liability Company Agreement of the Limited Liability Company").

                 14. A certificate of good standing of the Limited Liability Company issued by the Secretary of State of the State of Delaware dated September __, 1996, and a foreign qualification certificate issued by the State Corporation Commission of the Commonwealth of Virginia dated September __, 1996.

                 15. Certain resolutions of the representatives of the Members Committee of the Limited Liability Company adopted by unanimous written consent dated July 23, 1996 and September __, 1996, as certified by the Secretary of the Limited Liability

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 4


                          Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Merger and the Merger Agreement and arrangements in connection therewith.

                 16. A certificate of certain officers of the Limited Liability Company, dated September __, 1996, as to certain facts relating to the Limited Liability Company.

                 17. The Certificate of Formation of LCC Design Services, L.L.C., a Delaware limited liability company ("Design Services") as certified by the Secretary of State of the State of Delaware on September __, 1996 and as certified by the Secretary of Design Services on the date hereof as being complete, accurate and in effect.

                 18. The Limited Liability Company Agreement of Design Services dated August 1, 1994, as amended, as certified by the Secretary of Design Services on the date hereof as being complete, accurate and in effect (the "Limited Liability Company Agreement of Design Services").

                 19. A certificate of good standing of Design Services issued by the Secretary of State of the State of Delaware dated September __, 1996 and a foreign qualification certificate issued by the State Corporation Commission of the Commonwealth of Virginia dated September __, 1996.

                 20. Certain resolutions of the representatives of the Members Committee of Design Services relating to limited liability company interest issuances and the membership interest register of Design Services, as certified by the Secretary of Design Services on the date hereof.

                 21. A certificate of certain officers of Design Services dated September __, 1996, as to certain facts relating to Design Services.

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 5



                 22. Executed copy of the Agreement of Merger dated as of September __, 1996 between the Limited Liability Company and the Company (the "Merger Agreement") relating to the merger of such entities (the "Merger").

                 23. Executed copy of the Certificate of Merger, as certified by the Secretary of State of the State of Delaware on September __, 1996 as having been filed in the State of Delaware and as having become effective (the "Certificate of Merger").

                 24. The LCC Note (as defined in the Registration Statement), Telcom Ventures Note (as defined in the Registration Statement), Securityholders Agreement dated as of June 27, 1994 among Telcom Ventures (as defined in the Registration Statement), the Founder Corporation (as defined in the Registration Statement), TC Group, the Limited Liability Company and MCI (as defined in the Registration Statement), the respective amendments to each of the LCC Note, Telcom Ventures Note and such Securityholders Agreement dated as of July 24, 1996, and the Notice of Assignment of Subordinated Note Due 2000 and Second Amendment to the Telcom Ventures Note, dated September __, 1996 and September __, 1996, respectively.

                 25. The Certificate of Formation of the Selling Stockholder as certified by the Secretary of State of the State of Delaware on September __, 1996 and as certified by the Secretary of the Selling Stockholder, on the date hereof as being complete, accurate and in effect.

                 26. The Limited Liability Company Agreement of the Selling Stockholder dated September __, 1996, as certified by the Secretary of the Selling Stockholder on the date hereof as being complete, accurate and in effect (the "Limited Liability Company Agreement of the Selling Stockholder").

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 6


                 27. A certificate of good standing of the Selling Stockholder issued by the Secretary of State of the State of Delaware dated September __, 1996, and a foreign qualification certificate issued by the State Corporation Commission of the Commonwealth of Virginia dated September __, 1996.

                 28. Certain resolutions of the representatives of the Members Committee of the Selling Stockholder adopted by unanimous written consent dated September __, 1996, as certified by the Secretary of the Selling Stockholder on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Agreement, sale of Firm Shares to be sold by the Selling Stockholder, and arrangements in connection therewith.

                 29. Letter (the "HSR Filing Letter") dated August 21, 1996 from Renee Horton and Sandra Peay, Contact Representative of the Premerger Notification Office, Bureau of Competition of the Federal Trade Commission to Philip C. Larson of Hogan & Hartson L.L.P. regarding Premerger Notification Requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Section 18a) (the "HSR Act"), Transaction Identification Number 96-2448.

                 30. A certificate of certain officers of the Selling Stockholder, dated September __, 1996, as to certain facts relating to the Selling Stockholder.

                 31. A certificate of certain officers of the Selling Stockholder, dated September __, 1996, as to the incumbency and signatures of certain officers of the Selling Stockholder.

                 32. A certificate of certain officers of the Company, dated September __, 1996, as to certain facts relating to the Company.

                 33. A certificate of the Secretary of the Company, dated September __, 1996, as to the incumbency and signatures of certain officers of the Company.

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 7


                 For purposes of the Opinions expressed below, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company, any of its subsidiaries or the Limited Liability Company. In our examination of the Agreement and the aforesaid certificates, records, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy, completeness and authenticity of all documents submitted to us, the authenticity of all original documents and the conformity to authenticate original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials, governmental agencies and departments, corporate officers and individuals) and statements of fact, on which we are relying, and have made no independent investigations thereof. The Opinions are given in the context of the foregoing.

                 As used in this opinion letter, the phrase "to our knowledge" means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representation of the Company in connection with the Agreement.

                 Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act.

                 This opinion letter is based as to matters of law solely on applicable provisions of (i) the federal securities statutes and regulations,
(ii) the General Corporation Law of the State of Delaware, as amended (the "Delaware Corporation Law"), (iii) the Limited Liability Company Act of the State of Delaware, as amended (the "Delaware Limited Liability Company Act"), and (iv) the HSR Act, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws or regulations). For purposes of the opinions set forth in Paragraphs (l),
(q), (r) and (u) below, we have inquired of each of the Company, the Limited Liability Company and the Selling Stockholder whether such entity is, and we have received an officers' certificate from each such entity to the effect that it is not, operating under any specific federal regulatory framework under which it receives licenses or other authorizations or is making filings or registrations with federal regulatory authorities, other than tax filings or

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 8


securities law filings. On the basis of this inquiry and response, the opinions with respect to federal law set forth in Paragraphs (l), (q), (r) and
(u) below are limited to those federal statutes and regulations (including federal securities statutes and regulations and the HSR Act) which a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Limited Liability Company or the Selling Stockholder, as the case may be, or its performance of its respective obligations under the Agreement or the Merger Agreement, as the case may be.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that:

                 (a) The Company was duly incorporated, and is validly existing and in good standing under the Delaware Corporation Law as of the date specified in Paragraph 7 above, and has the corporate power and corporate authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

                 (b) The Company is authorized to transact business as a foreign corporation in the States and as of the respective dates set forth in
Schedule 1.

                 (c) Design Services is a limited liability company formed, and validly existing and in good standing as of the date of the certificate specified in Paragraph 19 above under the laws of the State of Delaware, and has the limited liability company power and limited liability company authority under the Limited Liability Company Agreement of Design Services and under the Delaware Limited Liability Company Act to own, lease and operate its current properties and to conduct the business in which it is currently engaged.

                 (d) Design Services is registered as a foreign limited liability company in the Commonwealth of Virginia as of the date of the certificate specified in Paragraph 19 above.

                 (e) To our knowledge, the authorized, issued and outstanding membership interests of Design Services and the holders of record thereof, are as forth on Schedule 2 hereto. Assuming that Design Services has received the capital contributions specified in the Limited Liability Company Agreement of Design Services, the parties which entered into the Limited Liability Company Agreement

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 9


of Design Services hold the respective membership interests set forth therein, and such membership interests are validly issued and fully paid under the Delaware Limited Liability Company Act (except to the extent any obligation to make further capital contributions under the Limited Liability Company Agreement of Design Services might render such interests not fully paid prior to making such contributions).

                 (f) The authorized, issued and outstanding capital stock of the Company immediately following the Merger were as set forth under the caption "Capitalization" in the Prospectus. All shares of Common Stock shown as issued and outstanding under said caption (including the Firm Shares being sold by the Selling Stockholder pursuant to Section 2 of the Agreement and the shares of Common Stock issued in the Merger, but excluding the Shares being issued to the Underwriters, which are addressed in Paragraph (g) below) have been duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company's Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable, and were not issued in violation of (A) any preemptive rights under the Certificate of Incorporation or the Delaware Corporation Law or (B) to our knowledge, similar contractual rights.

                 (g) The Company has the corporate power and corporate authority to enter into the Agreement and to consummate the transactions contemplated thereby. The Shares being issued to the Underwriters have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided in the Agreement, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of (A) any preemptive rights under the Certificate of Incorporation or the Delaware Corporation Law or (B) to our knowledge, similar contractual rights.

                 (h) The Agreement has been duly authorized, executed and delivered by the Company.

                 (i) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." The form of certificate evidencing the Shares has been duly authorized and complies with the requirements of the Delaware Corporation Law and the Certificate of Incorporation and Bylaws.

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 10


                 (j) The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

                 (k) The information in the Prospectus under the captions "The Merger," "The MCI Notes, MCI Note Assumption, MCI Conversion," "Description of Common Stock" and "Stock Available for Future Sale", and in
Part II of the Registration Statement, Items 14 and 15, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects.

                 (l) The execution, delivery and performance as of the date hereof by the Company of the Agreement do not (i) violate the Certificate of Incorporation or Bylaws, the Delaware Corporation Law, any applicable law, rule or regulation, or, to our knowledge, any order, judgment or decree of any federal or Delaware governmental agency to which the Company is a party, or
(ii) breach or constitute a default under any contract or agreement filed as an exhibit to the Registration Statement. No approval or consent of any federal or Delaware governmental agency is required to be obtained by the Company in connection with the execution, delivery and performance as of the date hereof by the Company of the Agreement, except such as may be required under federal securities statutes and regulations and the HSR Act (certain matters with respect to which are addressed elsewhere herein) and state securities or "blue sky" statutes and regulations (as to which we express no opinion).

                 (m) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or a company controlled by an "investment company."

                 (n) To our knowledge, except as set forth in the Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and no holders of securities of the Company have rights to registration of shares of Common Stock or other securities because of the filing of the Registration Statement by the Company.

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 11


                 (o) The Registration Statement and the Prospectus (except for the financial statements and supporting schedules and other financial and statistical information and data included therein, as to which we express no opinion) comply as to form in all material respects with the Securities Act.

                 (p) The Company has the corporate power and corporate authority to enter into the Merger Agreement and to consummate the Merger contemplated thereby and the Merger Agreement has been duly authorized, executed and delivered by the Company. The Limited Liability Company has the limited liability company power and limited liability company authority to enter into the Merger Agreement and to consummate the Merger contemplated thereby and the Merger Agreement has been duly authorized, executed and delivered by the Limited Liability Company.

                 (q) The execution, delivery and performance as of the date hereof by the Company and the Limited Liability Company of the Merger Agreement do not (i) violate the Certificate of Incorporation or Bylaws, the Limited Liability Company Agreement of the Limited Liability Company, the Delaware Corporation Law or the Delaware LLC Law, any applicable law, rule or regulation, or, to our knowledge, any order, judgment or decree of any federal or Delaware governmental agency to which the Company or the Limited Liability Company is a party, or (ii) breach or constitute a default under any contract or agreement filed as an exhibit to the Registration Statement.

                 (r) The Merger Agreement and the Certificate of Merger are in proper form, and have received the necessary corporate approvals on the part of the board of directors and stockholders of the Company and necessary member approvals on the part of the members of the Limited Liability Company so as to satisfy the requirements contained in the Delaware Corporation Law and the Delaware LLC Law as to the form of an agreement of merger and a certificate of merger and as to corporate approvals by a Delaware corporation and limited liability company approvals by a Delaware limited liability company with respect to a merger between a Delaware corporation and a Delaware limited liability company. No approval or consent of any federal or Delaware governmental agency is required to be obtained by the Company or the Limited Liability Company in connection with the Merger (except such as may be required under the HSR Act,

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 12


certain matters with respect to which are addressed elsewhere herein) which has not been obtained.

                 (s) The merger of the Limited Liability Company into the Company became legally effective in accordance with the Delaware Corporation Law, as amended, on September __, 1996, and (ii) the shares of Common Stock issued to the members of the Limited Liability Company in accordance with Article ___ of the Merger Agreement were duly authorized and are validly issued, fully paid and non-assessable.

                 (t) The Selling Stockholder has the limited liability company power and limited liability company authority under the Limited Liability Company Agreement of the Selling Stockholder and the Delaware Limited Liability Company Law to execute and deliver the Agreement and to perform its obligations thereunder, and the Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

                 (u) The execution, delivery and performance as of the date hereof by the Selling Stockholder of the Agreement do not (i) violate the Limited Liability Company Agreement of the Selling Stockholder or the Delaware Limited Liability Company Law, any applicable law, rule or regulation, or, to our knowledge, any order, judgment or decree of any federal or Delaware governmental agency to which the Selling Stockholder is a party, or (ii) breach or constitute a default under any contract or agreement filed as an exhibit to the Registration Statement. No approval or consent of any federal or Delaware governmental agency is required to be obtained by the Selling Stockholder in connection with the execution, delivery and performance of the Agreement as of the date hereof by the Selling Stockholder, except such as may be required under federal securities statutes and regulations and the HSR Act (certain matters with respect to which are addressed elsewhere herein) and state securities or "blue sky" statutes and regulations (as to which we express no opinion).

                 (v) The Firm Shares being sold by the Selling Stockholder pursuant to the Agreement, assuming such shares have been delivered in connection with the Merger as provided in the Merger Agreement and assuming the receipt of consideration therefor as provided in the Merger Agreement, are owned of record by the Selling Stockholder. Assuming that the Underwriters, with due corporate

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 13


power and authority, purchase such shares in good faith without notice of any adverse claims, upon the sale and delivery by the Selling Stockholder of such shares to the Underwriters upon closing of the transactions contemplated by the Agreement, the Underwriters will acquire such shares free of any adverse claims.

                 (w) Notification and Report Forms were submitted by Dr. Rajendra Singh pursuant to Section 7A of the Clayton Act on July 17, 1996. As set forth in the HSR Filing Letter, the premerger notification waiting period ended during August 1996 as a result of grant of a request for early termination of the waiting period. Consummation of the Merger does not require any further premerger notification under the HSR Act or the Clayton Act.

                                   * * * * *

                 During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and with you and your representatives. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus, we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company or any Significant Subsidiary that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), we are not expressing any views as to the financial statements and

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 14


supporting schedules and other financial and statistical information and data included in or omitted from the Registration Statement or the Prospectus.

                                   * * * * *


                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.





                                        Very truly yours,



                                        HOGAN & HARTSON L.L.P.

                                                                      Schedule 1

                 STATES IN WHICH THE COMPANY IS QUALIFIED

          States                                  Dates of Certificates
          ------                                  ---------------------

          Alabama
          Arizona
          Arkansas
          California
          Colorado
          Connecticut
          Florida
          Georgia
          Hawaii
          Idaho
          Illinois
          Indiana
          Iowa
          Kansas
          Kentucky
          Louisiana
          Maryland
          Massachusetts
          Michigan
          Minnesota
          Mississippi
          Missouri
          Nebraska
          Nevada
          New Jersey
          New Mexico
          New York
          North Carolina
          North Dakota
          Ohio
          Oklahoma
          Pennsylvania
          South Carolina
          Tennessee
          Texas
          Utah
          Washington
          Washington, DC
          West Virginia
          Wisconsin
          Wyoming

                                                                      Schedule 2

                 MEMBERSHIP INTERESTS IN DESIGN SERVICES

          Member                                   Percentage Interest
          ------                                   -------------------
          LCC, L.L.C.                                       99.0%

          LCC, Incorporated
          [Cherrywood Holdings]                             0.75%

          TC Group                                          0.25%

                               EXHIBIT B-2 TO
                           UNDERWRITING AGREEMENT




                               September __, 1996



Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
as Representatives of the several Underwriters
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:


                 I have acted as corporate counsel to LCC International, Inc., a Delaware corporation (the "Company") in connection with the initial public offering of 5,000,000 shares of Class A common stock, par value $.01 per share (the "Shares") of the Company, pursuant to the terms of the Underwriting Agreement dated September __, 1996 between the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated and Oppenheimer & Co., Inc., as Representatives of the several Underwriters named in Schedule I thereto (the "Underwriters"), and RF Investors, L.L.C., a Delaware limited liability company, as Selling Stockholder (the "Agreement"), and an additional 750,000 shares of common stock, par value $.01 per share (the "Additional Shares") issuable pursuant to an Underwriters' over-allotment option granted under the Agreement. This opinion letter is furnished to you pursuant to the requirements set forth in Section 9.5 of the Agreement in connection with the Closing thereunder on the date hereof. The capitalized terms used herein, which are defined in the Agreement, shall have the meanings set forth in the Agreement, unless otherwise defined herein.

                 For purposes of the opinions expressed in this letter, which are set forth in paragraphs (a) through (d) below (the "Opinions"), I have examined copies of the following documents:

                 1.       Executed copy of the Agreement.

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 2


                 2. The organization documents, which are listed on Exhibit A hereto, of the Company and each of its subsidiaries organized in the United States (each, a "U.S. Subsidiary").

                 3. The Registration Statement on Form S-1, as amended by Amendment Nos. 1 and 2 thereto (File No. 333-6067), and all documents filed as exhibits thereto.

                 4.       The final Prospectus dated September __, 1996.

                 5.       Copies of all Material Permits (as defined below).

                 6.       Copies of all U.S. Leases (as defined below).

                 In my examination of the foregoing documents and agreements, I have assumed the genuineness of all signatures, the accuracy, completeness and authenticity of all documents submitted to or reviewed by me, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to or reviewed by me as copies (including telecopies).

                 As used in this opinion letter, the phrase "to my knowledge" means my actual knowledge (that is, the conscious awareness of facts or other information).

                 I am a member of the Bar of the State of [Virginia] and do not purport to express any opinion concerning any matters governed by any law other than the laws of the State of [Virginia]. I express no opinion as to any other laws, statutes, ordinances, rules or regulations.

                 Based upon, subject to and limited by the foregoing, I am of the opinion that:

                 (a) Neither the Company nor any of its subsidiaries organized in the United States, which are listed on Exhibit B hereto (a "U.S. Subsidiary"), is in violation of its respective charter, by-laws or other organizational documents and, to my knowledge, neither the Company nor any U.S. Subsidiary is in default in the performance of any obligation, agreement or condition contained in any contract or agreement filed as an exhibit to the Registration Statement.

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 3



                 (b) To my knowledge, there are no bonds, debentures, notes or other evidences of indebtedness, or any agreements, indentures or instruments, material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any U.S. Subsidiary is a party or by which the Company or any U.S. Subsidiary or its respective property is bound that are not filed as exhibits to the Registration Statement.

                 (c) To my knowledge, neither the Company, any U.S. Subsidiary, nor the Limited Liability Company has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                 (d) The Company and each U.S. Subsidiary has such permits, licenses, franchises and authorizations of governmental or regulatory authorities, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus ("Material Permits"); to my knowledge, the Company and each U.S. Subsidiary has fulfilled and performed all of its material obligations with respect to such Material Permits and no event has occurred which allows, after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Material Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, Material Permits contain no restrictions that are materially burdensome to the Company or any U.S. Subsidiary.

                 (e) To my knowledge, all leases to which the Company or any U.S. Subsidiary is a party ("U.S. Leases") are valid and binding and no default has occurred, or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its U.S. Subsidiaries enjoy peaceful and undisturbed possession under all such leases to

Donaldson, Lufkin & Jenrette
  Securities Corporation
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.
September __, 1996
Page 4


which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or any U.S. Subsidiary.

                                   * * * * *


                 I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without my prior written consent.





                                           Very truly yours,



                                           Peter A. Deliso
                                           Vice President, Corporate Affairs and
                                           Assistant Secretary
                                           LCC International, Inc.

                                   EXHIBIT A

                                   EXHIBIT B